                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                    FOR THE

                              GOODRICH CORPORATION

                                  $300,000,000

                OFFER TO EXCHANGE ITS NEW 7 1/2% NOTES DUE 2008

                                      FOR

         7 1/2% SERIES B SENIOR NOTES DUE 2008 OF COLTEC INDUSTRIES INC

                           Pursuant to the Prospectus
                          Dated ________________, 2002

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
        NEW YORK CITY TIME, ON          , 2002 (THE "EXPIRATION DATE"),
                     UNLESS THE EXCHANGE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery, or a form substantially equivalent to it, must be used to accept the Exchange Offer (as defined below) if certificates representing the 7 1/2% Series B Senior Notes due 2008 of Coltec Industries Inc, a Pennsylvania corporation ("Coltec," and such notes the "Old Coltec Notes"), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date of, or if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

 By Registered Certified Mail or       By Facsimile Transmission:                  By Hand:
       Overnight Services:          (For Eligible Institutions Only)

  15 Broad Street -- 16th Floor              (212) 235-2261                    15 Broad Street
    Corporate Trust Department                                            Corporate Trust Department
     New York, New York 10286                                                    Ground Floor
        Attn: Mr. Kin Lau             For Confirmation Telephone:          New York, New York 10286
      Reorganization Section                 (212) 235-2358                   Attn: Mr. Kin Lau
                                                                            Reorganization Section

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SPECIFIED ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SPECIFIED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions to such Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Old Coltec Notes to the Exchange Agent within the period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Goodrich Corporation, a New York corporation ("Goodrich"), upon the terms and subject to the conditions contained in the Prospectus, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of 7 1/2% Series B Senior Notes due 2008 ("Old Coltec Notes") of Coltec Industries Inc, a Pennsylvania corporation ("Coltec"), pursuant to the guaranteed delivery procedures described in the "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.


  Principal Amount: ____________________    Name(s) of Record Holder(s): _______
  Certificate No. (if available):           ____________________________________
  ______________________________________    ____________________________________
                                                       Please Print
  ______________________________________    Address(es): _______________________
                                            ____________________________________
  Check box if Old Coltec Notes will be     ____________________________________
  tendered by book-entry transfer: [ ]      ____________________________________
                                                                        Zip Code
  Account Number: ______________________

  Dated: _______________________________
                                            Area Code and Tel. No.:
                                            ____________________________________
                                            ____________________________________

                                            Signature(s): ______________________
                                            ____________________________________

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

                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Exchange Agent either certificates representing the Old Coltec Notes tendered hereby, in proper form for transfer, or confirmation of a book-entry transfer of such Old Coltec Notes into the Exchange Agent's account at DTC, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three business days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Old Coltec Notes to the Exchange Agent within the same time period stated herein. Failure to do so could result in a financial loss to such Eligible Institution.

  Name of Firm: ______________________     ____________________________________
                                                   Authorized Signature

  Address: ___________________________     Name: ______________________________
                                                        Please Print
  ____________________________________     Title: _____________________________
                              Zip Code

  Area Code & Tel. No.: ______________     Date: ______________________________

     DO NOT SEND CERTIFICATES FOR OLD COLTEC NOTES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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